POWER OF ATTORNEY

       The undersigned understands that, from time to time, Schneider
	   National, Inc. (the "Company") is required to prepare, execute and file certain federal and state securities laws filings for itself or for and on behalf of the undersigned.

       Know all by these presents, that, the undersigned hereby constitutes and appoints each of Thomas G. Jackson or Bethany C. Wilson, each currently employees of Schneider National, Inc., or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(a) prepare, execute and file for and on behalf of the undersigned forms and authentication documents, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission (the "SEC");

(b) prepare, execute and file with the SEC and any stock exchange, self-regulatory or similar authority for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the Company, federal and state securities laws filings including, without limitation, Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder
 (the "Exchange Act");

(c) complete, execute, deliver and file with the United States Securities and Exchange Commission and any stock exchange, self-regulatory or similar authority for and on behalf of the undersigned any Form 144 notice, and any amendments thereto, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

(d) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute, deliver and file any such forms and authentication documents or such Schedules 13D and 13G and Forms 3, 4, 5 or 144 or any amendments thereto and timely file such form with the SEC and the securities administrators of any state, the District of Columbia, the Commonwealth of Puerto Rico, Guam and the United States Virgin Islands or their designees and any stock exchange or similar authority; and

(e) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact (or such attorney-in-fact's substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted whether the same needs to be executed, taken or done by him in his capacity as a current or former shareholder, director or officer of any company, partnership, corporation, organization, firm, branch or other entity connected with, related to or affiliated with the Company.

       The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney-in-fact's substitute or substitutes or the Company assuming, (i) any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation the Exchange Act or the Securities Act or any liability for the undersigned's failure to comply with such requirements or (ii) any obligation or liability that the undersigned incurs for profit disgorgement under Section 16(b) of the Exchange Act.

       The undersigned agrees that each attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned or the undersigned's agent to such attorney-in-fact or the Company. The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned or the undersigned's agent to any attorney-in-fact for purposes of executing, acknowledging, delivering and filing the documents listed above and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

       This Power of Attorney shall become effective as of the date of execution by the undersigned and shall remain in full force and effect until the undersigned is no longer required to comply with federal and state securities laws filings with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

       This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in-fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an attorney-in-fact is no longer employed by the Company, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney, and (ii) the undersigned may terminate or revoke this Power of Attorney at any time.

       This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of April, 2026.


/s/ Angela M. Fish
Angela M. Fish


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